               SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.


                           FORM 8-KSB


                         CURRENT REPORT

       Pursuant to Sections 13 of 15(d) of the Securities
                      Exchange Act of 1934

        Date of Report (Date of earliest event reported):
                          July 22, 1996



                ENVIRONMENTAL PLUS, INCORPORATED
                --------------------------------
     (Exact name of registrant as specified in its charter)


Texas                        0-13041                   75-1939021
-----------------------------------------------------------------
(State or other         (Commission File            (IRS Employer
jurisdiction of              Number)               Identification
incorporation                                             Number)


        2995 LBJ Freeway, Suite 200, Dallas, Texas 75234
        ------------------------------------------------
            (Address of Principal Executive offices)

Registrant's telephone number, including area code (214) 481-1211.

     ITEM 2.   Acquisition or Disposition of Assets.

          As previously reported in the Company's Quarterly Report on Form 10-QSB, filed on August 13, 1996, the Company acquired substantially all the assets of Gulf Coast Cooling Tower Services, Inc. from the Company's director and Secretary, George Davis. Mr. Davis abstained from voting as a director of the Company in the transaction. The value of the assets according to the agreement between the parties is approximately $574,000. The acquisition resulted in the continuation of the business underlying the assets (through the Company's subsidiary, Gulf Coast Towers, Inc.), which is the construction and repair of industrial cooling towers primarily in Texas, Louisiana and Arkansas for electric utility companies, and related consulting services.

          The purchase price for the assets was 574,000 shares of the Company's subsidiary's preferred stock, par value $1.00 per share, convertible on a one-for-one basis into the Company's common stock.

          The Company hereby files this Current Report on Form 8-KSB to submit the most recent audited financial statements of Gulf Coast Cooling Tower Service, Inc., for the year ended December 31, 1995 and proforma financial statements of the Company for the nine (9) months ended May 31, 1996.

     ITEM 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Audited Balance Sheet of Gulf Coast Cooling Tower
          Service, Inc. as of December 31, 1995, and related statements of income, retained earning and cash flows for each of the two (2) years then ended.

     (b)  Unaudited Proforma Condensed Balance Sheet of
          Environmental Plus, Inc. p/k/a Kinlaw Energy Partners
          Corporation as of May 31, 1996 and the related pro forma statement of operations for the nine (9) months ended May 31, 1996.

     (c)  Exhibits

          Exhibit No.    Document Description
          -----------    --------------------

          2.1 Asset Purchase Agreement, dated as of June 15, 1996, between Environmental Plus, Incorporated (formerly known as Kinlaw Energy Partners Corporation) and Gulf Coast Cooling Tower Service, Inc.

                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ENVIRONMENTAL PLUS, INCORPORATED



                              By:  /s/ J.D. Davenport
                                   ------------------------------
                                   J.D. Davenport, President
Date: September 22, 1996


                          EXHIBIT INDEX
                          -------------

Exhibit No.         Document Description
-----------         --------------------

2.1 Asset Purchase Agreement, dated as of June 15, 1996, between Environmental Plus, Incorporated (formerly known as Kinlaw Energy Partners Corporation) and Gulf Coast Cooling Tower Service, Inc.

                INDEX TO FINANCIAL STATEMENTS AND
            UNAUDITED PRO FORMA FINANCIAL INFORMATION
            -----------------------------------------

Financial Statements:                                        Page

     Gulf Coast Cooling Tower Service, Inc.

          Independent Auditor's Report                        F-2
          Balance Sheet as of December 31, 1995               F-3
          Statement of Income and Retained Earnings
            for the Years Ended December 31, 1995 and 1994 F-4 Statement of Cash Flows for the years
            ended December 31, 1995 and 1994                  F-5
          Notes to Financial Statements                       F-6

Unaudited Pro Forma Financial Statements:

     Environmental Plus, Inc. (p/ka/ Kinlaw
       Energy Partners Corporation

          Letter from Gregory Wayne Guinn,
            Certified Public Accountant                      F-10
          Pro Forma Condensed Balance Sheet
            as of May 31, 1996                               F-11
          Pro Forma Condensed Statement of Operations
            for Nine Months Ended May 31, 1996               F-12
          Notes to Pro Forma Financial Statements            F-13

             GULF COAST COOLING TOWER SERVICE, INC.
                      FINANCIAL STATEMENTS
                        DECEMBER 31, 1995

                      INDEPENDENT AUDITOR'S REPORT




To the Board of Directors and Stockholders of Gulf Coast Cooling Tower Service, Inc.


We have audited the accompanying balance sheet of Gulf Coast Cooling Tower Service, Inc. (a Texas corporation) as of December 31, 1995, and the related statements of income, retained earnings, and cash flows for each of the two years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulf Coast Cooling Tower Service, Inc. as of December 31, 1995, and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles.



/s/ Little, Walker & Company

Little, Walker & Company
Certified Public Accountants
Longview, Texas

May 9, 1996

                GULF COAST COOLING TOWER SERVICE, INC.
                             BALANCE SHEET
                           DECEMBER 31, 1995



                                 ASSETS

Current Assets
  Cash                                                 $   19,950
  Accounts receivable - trade                              17,487
  Accounts receivable - shareholder                       134,076
  Notes receivable - current maturities                    55,924
  Deferred income tax benefit                              12,929
                                                        ---------
    Total Current Assets                                  240,366
                                                        ---------

Property and Equipment
  Land and buildings                                      164,708
  Machinery and equipment                                 581,616
  Vehicles                                                 43,724
  Office equipment                                         11,069
                                                        ---------
    Total Property and Equipment                          801,117
  Less accumulated depreciation                           615,074
                                                        ---------
    Net Property and Equipment                            186,043
                                                        ---------

Other Assets
  Notes receivable                                        198,514
                                                        ---------

Total Assets                                           $  624,923
                                                       $=========




                  LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable                                     $    2,232
  Accrued expenses                                          2,740
  Notes payable                                           120,000
                                                        ---------
    Total Current Liabilities                             124,972

Long-Term Liabilities                                         -0-
                                                        ---------

    Total Liabilities                                     124,972
                                                        ---------

Stockholders' Equity - Common stock
  ($10 par value, 10,000 shares authorized;
  1,000 shares issued and outstanding)                     10,000
  Additional paid-in capital                               97,188
  Retained earnings                                       392,763
                                                        ---------
    Total Stockholders' Equity                            499,951
                                                        ---------

Total Liabilities and Stockholders' Equity             $  624,923
                                                        =========


    The accompanying notes are an integral part of these statements.

             GULF COAST COOLING TOWER SERVICE, INC.
            STATEMENT OF INCOME AND RETAINED EARNINGS
         FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994




                                       1995           1994
                                   -----------    -----------

Sales                              $   261,267    $   240,835

Cost of Sales
  Materials                             68,163         71,364
  Labor                                 51,697         39,031
  Consulting and contract services      60,528         25,897
  Other costs                           28,182         33,484
                                   -----------    -----------
    Total Cost of Sales                208,570        169,776
                                   -----------    -----------

Gross Profit                            52,697         71,059

Operating Expenses
  Advertising                               77            978
  Auto and truck                         6,986          8,747
  Aviation                               3,205          5,282
  Bad debts                              1,612          1,024
  Depreciation                           5,973          6,550
  Equipment rental                       4,046          3,229
  Insurance                              7,727          5,583
  Interest                               3,277          2,340
  Office expense                         3,373          1,259
  Professional fees                      2,587          1,128
  Repair and maintenance                12,363         16,365
  Safety                                   600            -0-
  Small tools and supplies               2,161          8,202
  Taxes and licenses                     7,632          8,228
  Travel and entertainment               3,783          8,138
  Utilities and telephone                8,823          9,159
  Other operating expense                  208            330
                                   -----------    -----------
    Total Operating Expenses            74,433         86,542
                                   -----------    -----------

Net Income (Loss) From Operations      (21,736)       (15,483)
                                   -----------    -----------

Other Income and (Expense)
  Interest income                       18,868         14,690
  Rent - real estate                     4,550          6,500
  Gain (loss) on sale of assets         (6,613)           760
  Litigation settlement                (30,000)           -0-
  Sales tax audit assessment           (12,030)           -0-
  Prior year insurance refund            9,988          8,912
                                   -----------    -----------
    Total Other Income and (Expense)   (15,237)        30,862
                                   -----------    -----------

Net Income (Loss) Before Income Taxes  (36,973)        15,379

Provision for Income Tax
Expense (Benefit)                       (5,452)         2,361
                                   -----------    -----------

Net Income (Loss)                      (31,521)        13,018

Retained earnings, beginning           424,284        411,266

Retained earnings, ending          $   392,763    $   424,284
                                   ===========    ===========



The accompanying notes are an integral part of these statements.

             GULF COAST COOLING TOWER SERVICE, INC.
                     STATEMENT OF CASH FLOWS
         FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994


                                       1995           1994
                                   -----------    -----------


Cash Flows From
Operating Activities:
  Net income (loss)                    (31,521)        13,018
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
    Depreciation and amortization       19,249         24,123
    Deferred income taxes               (5,452)         2,361
    (Gain) loss on sale of assets        6,613         (760)

  (Increase) decrease in:
    Accounts receivable - trade         (7,840)        (1,732)
    Inventory                           10,828           (666)
  Increase (decrease) in:
    Accounts payable                       181         (1,393)
    Accrued expenses                     2,552         (1,392)
                                   -----------    -----------

Net Cash Flow Provided By (Used In)
  Operating Activities                  (5,390)        33,559
                                   -----------    -----------

Cash Flows From Investing Activities:
  Proceeds from sale of assets          -0-            96,500
  Advances on notes receivable         (50,000)        -0-
  Collection on notes receivable        35,552         23,618
  Loans to shareholder                  -0-          (127,500)
  Collection of shareholder loans       31,659         -0-
  Cash from surrender of life insurance -0-            28,342
  Purchase of property and equipment  (107,106)       (18,500)
                                   -----------    -----------

Net Cash Flow Provided By (Used In)
  Investing Activities                 (89,895)         2,460
                                   -----------    -----------

Cash Flows From Financing Activities:
  Increase (decrease) in operating
    line of credit                     120,000         -0-
  Retirement of debt                   (14,202)       (26,582)
                                   -----------    -----------

Net Cash Flows Provided By (Used In)
  Financing Activities                 105,798        (26,582)
                                   -----------    -----------

Increase (Decrease) in Cash
  and Cash Equivalents                  10,513          9,437

Cash and cash equivalents - beginning    9,437         -0-
                                   -----------    -----------

Cash and cash equivalents - ending $    19,950    $     9,437
                                   ===========    ===========


Other Cash Flow Information
  Interest Paid                    $     2,186    $     2,340
  Income Taxes Paid                $    -0-       $    -0-



The accompanying notes are an integral part of these statements.

             GULF COAST COOLING TOWER SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995



Note 1 - Operations and Significant Accounting Policies

This summary of significant accounting policies of Gulf Coast Cooling Tower Service, Inc.(the Company) is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies, with the exception of property and equipment, conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Business Activities - The Company, located in Overton, Texas, is engaged in the business of constructing and repairing industrial cooling towers primarily in Texas and Arkansas. The Company extends credit to customers primarily in utility, petro-chemical and oil refining industries.

Effective September 1, 1993, the Company entered into a consulting agreement with Utility Engineering Corporation (UEC) of Amarillo, Texas. The agreement provides for a monthly base fee of $1,500 for a period of forty-eight months. In addition, the contract with UEC contains a non-competition agreement, restricting the ability of the Company and its majority shareholder to compete with UEC within a 250 mile radius of Amarillo, Texas during the term of the contract. The agreement may be terminated by UEC under a buy out provision or by the Company upon proper notice.

Company management elected, for 1995 and 1994, not to pursue major cooling tower construction and repair contracts. Sales for the respective years included the following components:

                                  1995          1994
                              -----------   -----------
Material sales                $    75,168   $    92,728
Labor sales                       119,216        99,618
Consulting                         22,361        19,605
Equipment rental                   41,270        28,884
Other operating income              3,252           -0-

                              -----------   -----------

  Total                       $   261,267   $   240,835
                              ===========   ===========


Accounts Receivable/Revenue Recognition - Trade accounts receivable and revenue are recognized as jobs are completed for contracts of short duration, and the " percentage of completion " method is used for long term contracts.

Accounts which, in the opinion of management, are doubtful of collection, are charged against current operations. Trade accounts written off for 1995 and 1994 totalled $1,612 and $1,024, respectively.

Inventories - Inventories consist of jobsite materials and supplies and are valued at cost.

             GULF COAST COOLING TOWER SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995



Note 1 - Operations and Significant Accounting Policies (Continued)

Property,Plant and Equipment - Property, plant and equipment are stated at cost. Management has elected to calculate depreciation using the accelerated cost recovery system (ACRS) and the modified accelerated cost recovery system (MACRS). These are not acceptable methods for financial statements under generally accepted accounting principles.

Generally accepted accounting principles require depreciating cost over an asset's estimated useful life using an acceptable method. Due to the age of significant assets, the effect of this departure from generally accepted accounting principles on financial position, results of operations, and cash flows is not material.

Expenditures for maintenance and repairs and minor renewals are charged to operations, whereas, betterments which significantly extend the useful lives of individual assets are capitalized.

Depreciation expense for the years ended December 31, 1995 and 1994, was $19,249 and $24,123, respectively.

Federal Income Tax - Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to effect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change in deferred tax assets and liabilities.

Cash and Cash Equivalents - Cash and cash equivalents include cash on hand and on deposit and highly liquid debt investments with maturities generally of three months or less.

Note 2 - Related Party Transactions

George R. Davis is the majority shareholder of the Company. Loans are made from the Company to Davis and from Davis to the Company as needs arise.

During 1995 the Company purchased, from Davis, a building and land located in Borger, Texas for $82,500 and equipment at a cost of $19,500.

The following net transactions and balances are included in the accompanying financial statements:


                                       1995              1994
                                   -----------       -----------

  Loans to shareholder             $       -0-       $   127,500
  Retirement of shareholder debt        31,659               -0-
  Accounts receivable - shareholder    134,076               N/A

             GULF COAST COOLING TOWER SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995



Note 3 - Notes Receivable

Notes receivable at December 31, 1995 consisted of the following:

                                    Balance          Due in One
                                    12-31-95            Year
                                   ----------        ----------

Tri State Construction,
Unsecured, interest at prime
plus 1%, due on demand.
The Company does not
expect to make demand in 1996.     $   76,010        $      -0-

Brett and Dana Newton,
Secured by real estate,
due in monthly installments of
$587.37 including interest
at 9% through December 15, 2019.       69,258               861

Clyde Davis,
Real estate contract for deed,
due in monthly installments of
$430.04 including interest at 8%
through September 1, 2008.             41,168             1,937

Environmental Plus, Inc.,
Unsecured, interest at 10.5%,
due December 28, 1996.                 50,000            50,000

Paul W. Lucas,
Secured by real estate, final
installment due January 2, 1996.           27                27

James R. Black,
Secured by real estate, due in
monthly installments of $409.18
including interest at 11% through
July 15, 2000.                         17,975             3,099
                                   ----------        ----------

  Total                            $  254,438        $   55,924
                                   ==========        ==========


In the opinion of management, no impaired notes receivable existed at December 31, 1995.

Note 4 - Notes Payable

The Company is obligated on notes payable as of December 31, 1995, in the amounts and under terms as follows;

                                        Balance        Current
Creditor/Description                    12-31-95       Maturity
--------------------                    --------       --------

First State Bank, Overton, Texas
Secured by deed of trust, interest
due quarterly at TCB prime plus 3/4%,
due August 16, 1996.                    $ 120,000     $ 120,000
                                        ---------     ---------

             GULF COAST COOLING TOWER SERVICE, INC.
                  NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1995



Note 5 - Provision for Income Taxes

The provision for income tax expense (benefit) for the years ended December 31, 1995 and 1994 consists of the following components:


                                        1995          1994
                                   ------------    ------------

  Current                          $     (4,809)   $        -0-
  Deferred income tax (benefit)            (643)          2,361
                                   ------------    ------------
    Provision for Income Taxes     $     (5,452)   $      2,361
                                   ============    ============
Income Tax Reconciliation:
  Federal income tax on current
    operations at current rates    $     (5,546)   $      2,307
  Effect of temporary differences           643          (2,250)
  Effect of permanent differences            94              54
  General business credits utilized         -0-            (111)
                                   ------------    ------------
  Current income tax (benefit)     $     (4,809)   $        -0-
                                   ============    ============

The net deferred tax assets (liabilities) in the accompanying balance sheet include the following components:
                                        1995          1994
                                   ------------    ------------
  Deferred tax assets arising from:
    Net operating loss             $     4,809     $        -0-
    General business tax credits         9,727            9,727

  Deferred tax liabilities arising from:
    Depreciation (IRC Section 179)      (1,607)          (2,250)
                                   ------------    ------------

  Net deferred tax asset           $    12,929     $      7,477
                                   ===========     ============

The Company has a tax net operating loss of $32,058 available for carryforward to offset future taxable income through 2010. In addition, the Company has unused general business tax credits available for carryforward to offset future tax liabilities which will expire as follows: 1996 - $222, 1998 - $568, 1999 - $3,515,
2000 - $72, 2001 - $5,350.

Note 6 - Litigation

During 1995, the Company settled litigation relating to a dispute over prior year worker's compensation insurance premiums. The claim was settled upon the Company's payment of $30,000. This amount is presented in the income statement under other income and expense.

Note 7 - Leasing Activities

The Company is currently under contract to lease equipment to a customer for monthly rentals of $3,000 for a period of thirty-six months beginning October 1, 1994. Due to terms of cancellation and purchase provisions, this lease is accounted for as an operating type lease and income is recognized as monthly rentals are billed.
The equipment is fully depreciated and has an original cost of $105,000.

                               F-9














                    Environmental Plus, Inc.
            p/k/a Kinlaw Energy Partners Corporation
                 Pro Forma Financial Statements
                          May 31, 1996



















                    Gregory Wayne Ginn, P.C.
                  Certified Public Accountants

Environmental Plus, Inc.
p/k/a Kinlaw Energy Partners Corporation


To the Board of Directors:

We have compiled the accompanying pro forma condensed balance sheet of Environmental Plus, Inc. p/k/a Kinlaw Energy Partners
Corporation as of May 31, 1996 and the related pro forma statement of operations for the nine months ended May 31, 1996, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management.
We have not audited or reviewed the accompanying financial statements, and accordingly, do not express an opinion or any other form of assurance to them.

The pro forma information is presented for informational purposes only and is not necessarily indicative of the operating results that would have occurred had the described acquisition been consummated as of the report dates, nor are they necessarily indicative of future operating results.


May 31, 1996

                              F-10


                    Environmental Plus, Inc.
            p/k/a Kinlaw Energy Partners Corporation
                Pro Forma Condensed Balance Sheet
                          May 31, 1996


                             ASSETS

                                         Pro Forma
                          Historical    Adjustment      Pro Forma
                         ------------                  ------------
                         May 31, 1996    (Note 1)      May 31, 1996
                         ------------   -----------    ------------


Current assets           $     -        $   325,000    $    325,080

Property and equipment,
  net of accumulated
  depreciation                 -            248,670         248,670

Other assets                   -                250             250
                         ------------   -----------    ------------
                         $     -        $   574,000    $    574,000
                         ============   ===========    ============


         LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current Liabilities      $      6,835   $      -       $      6,835

Stockholder's equity
  (deficit):                   (6,835)      574,000         567,165
                         ------------   -----------    ------------
                         $     -        $   574,000    $    574,000
                         ============   ===========    ============


                    Environmental Plus, Inc.
            p/k/a Kinlaw Energy Partners Corporation
           Pro Forma Condensed Statement of Operations
                 Nine Months Ended May 31, 1996


                     Historical      Pro Forma        Pro Forma
                    ------------                     ------------
                  Nine months ended  Adjustment   Nine months ended
                    May 31, 1996      (Note 1)       May 31, 1996
                    ------------     -----------     ------------


Sales               $       -        $   253,191     $    253,191

Cost of sales               -            194,847          194,847
                    ------------     -----------     ------------

Gross profit                -             58,344           58,344

Operating expenses         4,000          98,225          102,225
                    ------------     -----------     ------------
   Income (loss)
   from continuing
   operation              (4,000)        (39,881)         (43,881)

Other income               4,603          14,910           19,513
                    ------------     -----------     ------------

   Income (loss)
   before federal
   income tax                603         (24,971)         (24,368)

Provision for federal
income taxes                -               -                 -

   Net income
   (loss)           $        603     $   (24,971)    $    (24,368)
                    ============     ===========     ============

   Income (loss)
   per share        $        -       $      -        $        -
                    ============     ===========     ============

   Weighted average
   common shares
   outstanding
   (Note 2)          ###########         574,000      ###########
                    ============     ===========     ============


                    Environmental Plus, Inc.
            p/k/a Kinlaw Energy Partners Corporation
             Notes to Pro Forma Financial Statements
                          May 31, 1996


Note 1
------

These financial statements are intended to present the pro forma results of the acquisition of certain operating assets of Gulf Coast Cooling Tower Service, Inc. by Environmental Plus, Inc. The pro forma information combines the assets, liabilities, equity and results of continuing operations of the Corporation and the company whose assets were acquired as if the acquisition had occurred at the beginning of the nine month period ended May 31, 1996. This pro forma summary does not necessarily reflect the results of operations as they would have been if the Corporation and the named company constituted a single entity during such period and is not necessarily indicative of results which may be obtained in the future.


Note 2
------

The preferred stock issue resulting from the asset acquisition includes a convertible feature which allows the holder, at his option, to convert each preferred share into one share of common stock. Therefore these preferred shares have been included in determining all pro forma per share results.